United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation) 1001 Fannin, Suite 1600, Houston, Texas (Address of principal executive offices)	Number)	Identification No.) 77002 (Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
ITEM 8.01. Other Events.
On May 14, 2009, we completed the divestiture of our Norwegian subsidiary, Endeavour Energy Norge AS, to Verbundnetz Gas AG for cash consideration of $150 million (the “Norway Sale”). As a result of the Norway Sale, we classified the results of operations and financial position of our Norwegian subsidiary as discontinued operations for all periods presented.
We have adjusted the information in Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K the following information contained in our Form 10-K as filed on March 16, 2009 to reflect our Norwegian Operations as discontinued operations:
•	Item 6. Selected Financial Data;
•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and
•	Item 8. Financials Statements and Supplementary Data.
Please note that other than adjustments to present our Norwegian operations as discontinued operations in this Current Report, we have not otherwise updated or modified in this report the financial information or business discussion for activities or events occurring after March 16, 2009, the date we filed our 2008 Form 10-K. Therefore, this Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and our other Current Reports on Form 8-K.
Unless the context otherwise requires, references to “Endeavour”, “we”, “us” or “our” mean Endeavour International Corporation and our consolidated subsidiaries.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
23.1	Consent of Independent Registered Public Accounting Firm KPMG LLP.

99.1	Item 6. Selected Financial Data (adjusted to reflect the results of our Norwegian operations as discontinued operations).

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (adjusted to reflect the results of our Norwegian operations as discontinued operations).

99.3	Financial Statements and Supplementary Data.

Endeavour International Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer
Date: January 8, 2010